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                                                                   EXHIBIT 10.28

                            FOURTH AMENDMENT TO LEASE

        THIS FOURTH AMENDMENT TO LEASE ("Agreement") dated this 27th day of March __, 2003, is made and entered into by and between HOLLIS STREET INVESTORS, L.L.C., a Delaware limited liability company ("Landlord") and LEAPFROG ENTERPRISES, INC., a Delaware corporation ("Tenant").

                                   BACKGROUND

        A. Landlord and Tenant entered into that certain Lease Agreement dated November 14, 2000 (the "Lease"), for approximately 40,060 rentable square feet of space (the "Premises") located at 6401 Hollis Street, Suite 150, Emeryville, California, as more fully described in the Lease; and

        B. The Lease has been amended by a First Amendment to Lease dated April 30, 2001 ("First Amendment"), which recognized Tenant's name change; a Second Amendment to Lease dated February 22, 2002 ("Second Amendment"), which among other things expanded the Premises by an additional 30,770 rentable square feet; and a Third Amendment to Lease dated March 27, 2003 ("Third Amendment"), which among other things expanded the Premises by an additional 31,980 rentable square feet.

        C.      The current term of the Lease expires on February 1, 2006;

        D. Tenant desires to lease an additional 7,500 rentable square feet of temporary space in Building B on the terms and conditions set forth in this Agreement.

        E. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Lease.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

        1. EFFECTIVE DATE. The "Effective Date" of this Agreement shall be the date of this Agreement set forth above.

        2. PREMISES. As of the Effective Date until August 1, 2003 (unless the Lease is terminated earlier), the Premises shall be expanded to include 7,500 rentable square feet located in Building B as depicted on Schedule A attached hereto and designated as Suite 150 (the "Temporary Space"). From the Effective Date until August 1, 2003, the term "Premises" shall include the initial Premises and the Temporary Space, except as otherwise specified in this Agreement. As of August 1, 2003, the term "Premises" shall no longer include the Temporary Space.

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     3. RENT. The Base Rent for the Temporary Space shall be $0.00.

     4. TENANT'S PRORATA SHARE. Tenant shall pay Operating Expenses for the Temporary Space as Additional Rent. As of the Effective Date, Tenant's Prorata Share for the Temporary Space shall be Eight and Fifty Hundredths Percent (8.50%).

     5. "AS-IS" CONDITION. Tenant shall accept the Temporary Premises in their "as-is" condition without an express or implied warranties from Landlord. Tenant acknowledges that the Premises have not been completed for office use and that Tenant will need to make certain tenant improvements, including without limitation, the installation of electrical wiring and wall sockets, to make the Premises suitable for Tenant's intended use. Any and all tenant improvements or alterations required or desirable to make the Premises suitable for office use by Tenant shall be paid for by Tenant and shall become the property of Landlord.

     6. OPTION TO EXTEND. The provisions of Section 39 of the Lease, Renewal Option, do not apply to the Temporary Premises.

     7. AUTHORITY. Tenant represents and warrants that all necessary corporate actions have been duly taken to permit Tenant to enter into this Agreement and that the person signing this Agreement on behalf of Tenant has been duly authorized and instructed to execute this Agreement. Landlord represents and warrants that all necessary company actions have been duly taken to permit Landlord to enter into this Agreement and that the person signing this Agreement on behalf of Landlord has been duly authorized and instructed to sign this Agreement.

     8. BROKERS. Each of Landlord and Tenant warrants and represents that it has dealt with no real estate broker in connection with this Agreement other than Colliers International and BT Commercial (collectively, "Broker"), and that no other broker is entitled to any commission on account of this Agreement. The party who breaches this warranty shall defend, hold harmless and indemnify the other from any loss, cost, damage or expense, including reasonable attorneys' fees, arising from the breach; Landlord's indemnity of Tenant shall include claims by the Broker. Landlord is solely responsible for paying the commission of the Broker in accordance with a separate agreement.

     9. FULL FORCE AND EFFECT. Expect as expressly modified above, all terms and conditions of the Lease, as amended by the First Amendment, the Second Amendment, and the Third Amendment, remain in full force and effect and are hereby ratified and confirmed. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Agreement, the Lease, as amended by the First Amendment, the Second Amendment, and the Third Amendment, has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect.

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LANDLORD:                               TENANT:

Hollis Street Investors, L.L.C., a      Leapfrog Enterprises, Inc., a Delaware
Delaware limited liability company      Corporation

By:   Multi-Employer Property Trust,
      its Manager
                                        By: /s/ James  P. Curley
                                           -------------------------------------
  By: Kennedy Associates Real Estate    Name: James P. Curley
      Counsel, Inc.,                    Its: CFO

      By:  /s/ Dwight J. McRae
         ----------------------------
      Name: Dwight J. McRae
      Its: Vice President

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